                                  SCHEDULE 14A
                                 (RULE 14A-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:

/ /      Preliminary proxy statement
/X/      Definitive proxy statement
/ /      Definitive additional materials
/ /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         COMPREHENSIVE CARE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMPREHENSIVE CARE CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, schedule or registration statement no.:

         (3)      Filing party:

         (4)      Date filed:

                                 [COMPCARE LOGO]










                                                                October 30, 1996

Dear CompCare Stockholder:

         On behalf of the Board of Directors and management of your Company, I cordially invite you to attend our Annual Meeting of Stockholders of Comprehensive Care Corporation on Tuesday, December 10, 1996 at 10:00 a.m., Pacific Standard Time, at the principal offices of the Company located at 1111 Bayside Drive, Suite 100, Corona del Mar, California, and any adjournments or postponements thereof.

         I urge you to attend the Annual Meeting to give us an opportunity to meet you personally and to answer any questions you may have.

         I hope that you will be able to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please sign and promptly return the enclosed proxy card in the return postage paid envelope provided.

         I look forward to seeing you at the Annual Meeting of Stockholders.

                                       Sincerely,



                                       /s/ Chriss W. Street
                                       Chriss W. Street
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                         COMPREHENSIVE CARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD TUESDAY, DECEMBER 10, 1996




To the Stockholders of Comprehensive Care Corporation:


         Notice is hereby given that the 1996 Annual Meeting of Stockholders of Comprehensive Care Corporation (the "Company") will be held at the principal offices of the Company located at 1111 Bayside Drive, Suite 100, Corona del Mar, California on Tuesday, December 10, 1996 at 10:00 a.m., Pacific Standard Time, and any adjournments or postponements thereof for the following purposes:


         1. To elect one Class II director to serve until the 1999 Annual Meeting of Stockholders and until his successor is elected and qualified;


         2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.


         Stockholders of record at the close of business on October 17, 1996, are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the principal offices of the Company.



                                       By Order of the Board of Directors,



                                       Kerri Ruppert
                                       Secretary

October 30, 1996


         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF A FOLLOW-UP MAILING.

                         COMPREHENSIVE CARE CORPORATION
                          1111 BAYSIDE DRIVE, SUITE 100
                        CORONA DEL MAR, CALIFORNIA 92625
                                 (714) 222-2273

                                 PROXY STATEMENT

         The Board of Directors of Comprehensive Care Corporation (the "Company") solicits your proxy for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, December 10, 1996 at 10:00 a.m., Pacific Standard Time, at the principal offices of the Company located at 1111 Bayside Drive, Suite 100, Corona del Mar, California, and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy are first being mailed on or about November 5, 1996. Following this mailing, certain officers and employees of the Company may solicit proxies by mail, telephone, telecopy or in person, without additional compensation. In addition, the Company has engaged Continental Stock Transfer & Trust Company to assist in this proxy solicitation for a fee of $5,000 plus expenses. Upon request, the Company will reimburse brokers and other persons holding shares for others for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of such shares. All costs of solicitation will be paid by the Company.

         The shares held by each person giving a proxy in the accompanying form will be voted at the meeting in accordance with any instructions specified in the proxy. If no instructions are specified, the shares will be voted; FOR the election as a class II director of the nominee specified herein. The person voting the proxy may vote the proxy cumulatively for the election of one or more director nominee as described under "Cumulative Voting Rights" below. A proxy may be revoked by the person giving it any time before its exercise by sending a written notice of such revocation or a later-dated proxy to the Secretary of the Company at the above address or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

         Only stockholders of record at the close of business on October 17, 1996 are entitled to notice of, and to vote at, the Annual Meeting. As of that date, 2,948,682 shares of common stock, $.01 par value per share ("Common Stock"), were outstanding and held of record by stockholders. Stockholders are entitled to one vote for each share of Common Stock held.

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote. Except as set forth in the next paragraph, approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions will therefore have the effect of negative votes with respect to any matter presented at the Annual Meeting, while broker non-votes will have no effect on any matter presented. If authority to vote for one or more nominees is withheld on a proxy card, no vote will be cast with respect to the shares represented thereby and the outcome of the election will not be affected.

                            CUMULATIVE VOTING RIGHTS

         In voting for the election of directors, stockholders are entitled to vote cumulatively. Each stockholder is entitled to cast in each election the number of votes equal to (i) the number of shares held of record by such person, multiplied by (ii) the number of directors to be elected in such election. Stockholders may (but need not) cumulate their votes in the election of directors by indicating the distribution of their votes among the nominees in the space provided on the enclosed proxy card. If votes are not so distributed on the proxy as to the election of directors, the persons appointed as proxies may exercise the right to vote the shares represented by such proxy cumulatively in such election and may distribute the votes represented by such proxy among one or more of the nominees (or any substitute candidates) in any manner they see fit. Insofar as only one director is to be elected as a Class II director, there would be no effective application of the cumulative voting provisions.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning the beneficial ownership of Common Stock by the directors of the Company, the executive officers named in the Summary Compensation Table included elsewhere herein and all directors and executive officers as a group. Such information is given as of October 17, 1996, the record date. According to rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has, or shares, the power to vote them or to direct their investment. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

            NAME OF                         AMOUNT AND NATURE OF             PERCENT
       BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP            OF CLASS
       ----------------                     --------------------            --------
William H. Boucher                                 17,500(1)                       *
J. Marvin Feigenbaum                               24,166(2)                       *
Stuart J. Ghertner, Ph.D.                           5,000(3)                       *
Lindner Funds (4)                                 586,700                       18.2%
Ronald G. Hersch, Ph.D.                            38,666(5)                     1.2
Drew Q. Miller                                          0(6)                       *
W. James Nicol                                     17,556(7)                       *
Kerri Ruppert                                      42,250(8)                     1.3
Chriss W. Street                                  166,560(9)                     5.2
All executive officers and
  directors as a group (8 persons)                311,698(10)                    9.7%


(1) Includes 17,500 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(2) Includes 24,166 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(3) Includes 5,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement. Dr. Ghertner was appointed Interim Chief Operating Officer of the Company on August 15, 1996; and on September 3, 1996, was named Interim President of the Company's majority owned subsidiary, Comprehensive Behavioral Care, Inc.

(4) The mailing address of Lindner Funds is c/o Ryback Management Corporation, 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105. Includes approximately 336,700 shares currently reserved for issuance upon conversion of a Secured Convertible Note dated January 9, 1995 and 250,000 shares sold under an Amended Common Stock Purchase Agreement dated June 29, 1995 that are issuable upon approval of listing on the NYSE and completion of administerial matters. Lindner Funds, as described in its Schedule 13G, holds the shares and convertible debt in more than one fund.

(5) Includes 8,334 shares held directly and 30,332 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement. On September 3, 1996, Dr. Hersch was named Vice President - Strategic Planning & Business Development for the Company. On October 15, 1996, Dr. Hersch resigned from the Company as an officer and from all positions effective January 15, 1997.

(6) Mr. Drew Miller was an executive officer of the Company until August 14, 1996; at which time he resigned as Senior Vice President and Chief Operating Officer. Inclusion of Mr. Miller on this table is only by reason of inclusion in the summary compensation table. Mr. Miller's mailing address is 775 Oakwood Street, Orange, California 92666.

(7) Includes 56 shares held by Mr. Nicol's spouse as custodian for their three minor children, all of whom reside with Mr. Nicol, and 17,500 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(8) Consists of 42,250 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement.

(9) Includes 6,560 shares held directly and 60,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement. Also includes 5,000 vested shares and 95,000 restricted shares under a restricted stock agreement over which the holder has the sole voting power, the issuance of which is pending administerial matters.

(10) Includes a total of 201,748 shares subject to outstanding options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement, and 95,000 restricted stock shares over which the holder has sole voting power, the issuance of which is pending administerial matters.

                  PROPOSAL 1 - ELECTION OF A CLASS II DIRECTOR


         During fiscal 1996, the number of members that comprised the entire Board of Directors was five members. On September 3, 1996, the number of directors comprising the Board of Directors was reduced to four members by reason of the resignation of Mr. Rudy Miller who resigned in November 1995 as a Class II director. The number of directors comprising Class II directors was reduced to one. Accordingly, the entire Board of Directors is comprised of four directors of which two are Class I directors; one is a Class II director; and one is a Class III director. The three classes serve staggered three year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for such class expires and serve for three years. Mr. Chriss W. Street is a Class II director. The term of Mr. Street will expire at the 1996 Annual Meeting. Messrs. William H. Boucher and J. Marvin Feigenbaum are Class I directors. The terms of William H. Boucher and J. Marvin Feigenbaum will expire at the 1997 Annual Meeting. Mr. W. James Nicol is a Class III director. The term of W. James Nicol will expire at the 1998 Annual Meeting. Directors who are employees of the Company do not receive any compensation for serving on the Board of Directors of the Company.

         Mr. Street has been renominated to continue as a Class II director for a term expiring at the 1999 Annual Meeting of Stockholders. Under the terms of his employment agreement, the Company is obligated to use its best efforts for Mr. Street to continue to be elected as a Class II director of the Company, and to be further elected as Chairman of its Board of Directors.

         It is the intention of the persons named as proxies to vote their proxies for the election as a Class II director of the person as named below, of whom the nominee, Mr. Street is currently a director. Mr. Street has consented to serve as the director if elected.


          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                          FOR THE NOMINEE LISTED BELOW.

            CLASS II: NOMINEE FOR A THREE-YEAR TERM EXPIRING IN 1999

Chriss W. Street (Age 46)

         Mr. Street has been employed by the Company since May 1994. Mr. Street was named Interim Chief Executive Officer on May 4, 1994, and in June 1994, he was appointed Chief Executive Officer of the Company. In August 1994, Mr. Street was also appointed President of the Company. Mr. Street is founder and principal of Chriss Street & Company, a corporation specializing in investment banking, financial advisory services, securities trading and factoring. Mr. Street commenced operations of Chriss Street & Company in February 1992, and was Managing Director for Seider-Amdec Securities, Inc. from 1988 to 1992. In March 1995, Mr. Street was elected as a director for StreamLogic Corp., formerly known as Micropolis Corporation, where he also serves as chairman of the compensation committee. In addition, in August 1995, Mr. Street was elected as a director of Nu-Tech Bio Med, Inc. where he also serves on the stock option committee (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION"). In January 1996, Mr. Street joined the board of directors of the Orange County Employees Retirement System. In June 1996, he joined the board of directors of Fruehauf Corporation and was appointed chairman in October 1996. Mr. Street also serves as Chairman of the Board of Directors of the Company and has been a director since November 1993.

                THE FOLLOWING ARE INCUMBENT DIRECTORS WHOSE TERMS
                   ARE NOT EXPIRING AT THE 1996 ANNUAL MEETING

William H. Boucher (Age 64)

         Mr. Boucher is a Class I director whose term expires at the 1997 Annual Meeting. Mr. Boucher is currently a self-employed consultant providing services to the dental, behavioral medicine and pharmaceutical industries. From February 1994 to September 1994, he served as Vice President - Sales for Foundation Health Pharmaceutical Services, a health maintenance organization ("HMO"), and was Vice President - Sales for Diagnostek, Inc., a mail-order pharmacy company, from June 1991 to January 1994. Mr. Boucher was also Vice President - Sales for Qual-Med, an HMO from May 1990 to June 1991, and was Vice President - Sales and Marketing for PCS, Inc., a pharmacy processing company, from April 1980 to September 1989. Mr. Boucher has served as a director of the Company since January 1994.

J. Marvin Feigenbaum (Age 46)

         Mr. Feigenbaum is a Class I director whose term expires at the 1997 Annual Meeting. Mr. Feigenbaum has served as the Chairman and Chief Executive Officer of Nu-Tech Bio Med, Inc. (formerly known as Applied DNA Systems, Inc.), a chemo-sensitivity testing company, since June 1994. For the prior five years thereto, Mr. Feigenbaum acted as an independent consultant in the medical and healthcare industry generally. Mr. Feigenbaum has over 20 years experience in the healthcare industry. Prior to being an independent consultant, Mr. Feigenbaum served as Chairman and Chief Executive Officer of Temco Home Health Care Products, Inc. Mr. Feigenbaum is a member of the Entrepreneurship Advisory Council Small Business Research Institute at the University of Albany's School of Business.

W. James Nicol (Age 53)

         Mr. Nicol is a Class III director whose term expires at the 1998 Annual Meeting. Mr. Nicol has served since May 1996 as director, president and chief executive officer of Health Management, Inc. Prior to his employment with Health Management, Inc., Mr. Nicol served from May 1995 to October 1995 as Senior Vice President/Chief Financial Officer of Care Line, Inc. From October 1990 to March 1995, Mr. Nicol served as Senior Vice President/Chief Financial Officer and Treasurer of Quantum Health Resources, Inc., a provider of long-term therapies and support services for chronic disorders. From October 1989 until August 1990, he served as President of the Company, and he served as an Executive Vice President of the Company and in other positions from 1973 through June 1989. Mr. Nicol has served as a director of the Company since 1988 and also served as a director from 1985 to 1987.

BOARD MEETINGS AND DIRECTORS' COMPENSATION

         During the fiscal year ended May 31, 1996, the Board of Directors of the Company held six meetings. In addition, the Board of Directors took actions by written consent on seven occasions. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served during his period of service.

         During fiscal 1996, each non-employee director was compensated at the rate of $1,000 per month of service, with committee chairmen each receiving an additional $500 per month. Directors are required to attend at least three of the five regular Board meetings, and are not compensated for attendance at committee meetings or meetings conducted telephonically.

         In April 1995, Mr. Feigenbaum was appointed Vice Chairman and is paid an additional $1,500 per month.

         On the date of the 1994 Annual Meeting, directors also received options to purchase shares of the Company's Common Stock under the Directors' Stock Option Plan. Under the original Directors' Stock Option Plan, each non-employee director was granted a stock option to purchase 10,000 shares of the Company's Common Stock ("Initial Grant"). Initial Grants vest annually in 25% increments beginning on the first anniversary of the date of grant, provided the individual is still a director on each anniversary date. In addition, each non-employee director who at each annual meeting of the Company's stockholders remains a non-employee director, receives an option to purchase 2,500 shares of the Company's Common Stock ("Annual Grant"). Annual Grants become 100% vested as of the first annual meeting of the Company's stockholders following the date of grant, provided the individual is still a director as of that date.

         Effective as of the date of the 1995 Annual Meeting, directors who are not employees receive an initial stock option grant of 10,000 shares and options to purchase 5,000 shares on each anniversary of the initial grant. In addition, the Vice Chairman is granted with each annual grant, options to purchase 3,333 shares of the Company's Common Stock. Each chairman of a committee of the Board of Directors is granted with each annual grant, options to purchase 8,333 shares of the Company's Common Stock. Each non-employee director (other than the chairman) who serves on a committee of the Board of Directors is granted with each annual grant, options to purchase 2,500 shares of the Company's Common Stock.

BOARD COMMITTEES

         Audit Committee. The audit committee of the Board of Directors consists of Messrs. Nicol and Boucher. The committee reviews the report of the auditors' findings following the close of the audit and thereafter submits a report of such findings to the Board of Directors. It also makes a recommendation to the Board of Directors on the selection of independent public accountants for the subsequent year. During the fiscal year the audit committee made certain recommendations pursuant to rules of the New York Stock Exchange related to the Shareholder Approval Policy of the New York Stock Exchange. The audit committee met six times during fiscal 1996.

         Compensation Committee. The compensation committee of the Board of Directors consists of Messrs. Nicol, Boucher and Feigenbaum. The compensation committee recommends compensation for executives and the issuance of stock options under existing plans and the modification of any such plans. The compensation committee met three times during fiscal 1996.

         The entire Board serves as the nominating committee and stockholders wishing to recommend candidates for Board membership should submit, in accordance with the Company's Restated Bylaws, timely written notice containing the required information including the name of the candidate and his or her background and qualifications to the Board of Directors, c/o Secretary of the Company, 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc. Such persons are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, Management believes that from June 1, 1995 through May 31, 1996, all of the Company's directors, officers and 10% shareholders complied with all applicable Section 16(a) filing requirements.

                      REPORT OF THE COMPENSATION COMMITTEE
                            REGARDING COMPENSATION OF
                              EXECUTIVE OFFICERS OF
                         COMPREHENSIVE CARE CORPORATION


         The Company maintains a three-member Compensation Committee (the "Committee") composed of non-employee directors. The Committee made recommendations regarding all of the compensation of the Company's executives during fiscal 1996. The Board of Directors did not materially disagree with any such recommendations. The Committee is composed of W. James Nicol, William H. Boucher and J. Marvin Feigenbaum.

EXECUTIVE COMPENSATION PHILOSOPHY

         The Committee believes that a compensation program that enables the Company to attract and retain outstanding executives in the healthcare industry will assist the Company in meeting its long-range objectives, thereby serving the interests of the Company's stockholders. The Committee's compensation-related decisions in fiscal 1996 primarily involved awarding its executives base salaries designed to compensate those executives fairly (but not handsomely relative to the executives of the Company's competitors). See the discussion under "Base Salaries" below. The Committee does not intend to maintain this salary-based approach in future years, intending instead that the Company's long-term executive compensation program will have three components: base salaries, which will attract highly competent executives, and annual and long-term incentives, which will tie the individual executive's total compensation to individual performance and the financial success of the Company. For additional information related to executive compensation, see Fiscal 1996 CEO Compensation.

BASE SALARIES

         The Company's executive officers receive base salaries as compensation for the skills, knowledge and experience that they bring to their positions. Base salaries paid to the Company's executive officers are subjectively established by the Committee and are not linked to Company or individual performance objectives. Rather, they are intended to be maintained at or slightly above the median of the range of salaries for similar positions at public companies that are in the same lines of business as the Company and are of similar size. Such companies include those listed in the Comparable Company Index in the Performance Graph that appears below, but also include other companies that would be included in that index, but for the fact that they have less than five years of operating history as public companies. The Committee also considers salaries paid in the healthcare industry generally, but only as a matter of establishing a general framework for its deliberations.

         Over time, the Committee intends to place more emphasis on the incentive portions of the executive's compensation package and expects that the base salary portion will therefore gradually move closer to the average "market rate" for executives employed at similar positions by similarly-sized healthcare companies. By placing a greater portion of an executive's annual pay "at risk," the Committee believes that compensation will be more directly related to performance and will more closely link the financial interests of the executives with those of the stockholders.

         Executive salary increases may be made from time to time to reflect changes in an executive's skills, knowledge and experience, increase in duties and responsibilities, extraordinary demands on time during the preceding fiscal year, extraordinary time demands during the current fiscal year, an evaluation of the benefits of special projects undertaken, and the absence of the award of cash bonuses, as well as to keep base salaries competitive, within the above parameters. The Company increased the salary of its four executive officers during fiscal 1996. The amount of the increase averaged 29 percent. Three of the Company's four executive officers did not receive any bonus or increase in base salary during the preceding fiscal year. No other salary increases were granted to any of the Company's executive officers during fiscal 1996.

ANNUAL INCENTIVE BONUSES

         In past years, annual incentive bonuses have been provided in addition to base salaries to create total annual cash compensation. Due to the Company's adverse financial performance, no such bonuses were awarded in or with respect to fiscal 1996. The Committee has considered from time to time an annual incentive plan that would increase total cash compensation for executives based on objective improvements in the Company's results of operations. The Committee has not yet adopted such a plan pending further review of the Company's recent financial performance and its ongoing examination of various strategic options for re-establishing the Company's competitiveness in the marketplace.

LONG-TERM INCENTIVES

         The Company may provide long-term incentives to its executives through programs designed to encourage executives to acquire and hold shares of Common Stock of the Company. In past years, this objective was achieved through grants of stock options. The timing and number of options granted under the Company's stock option plans is a matter within the discretion of the Committee, which typically takes into account the Company's performance, the executive's perceived opportunity to contribute to such performance and the total long-term compensation previously granted to each executive. Based primarily on the Company's performance, and also in view of the number of options already held by the Company's executives, the Committee awarded options and no other long-term incentives to the Company's executive officers during fiscal 1996 other than the Restricted Stock Grant, see Fiscal 1996 CEO Compensation.

OTHER COMPENSATION PLANS

         The Company maintains several broad-based employee benefit plans, including the Company's 401(k) Plan, in which the executive officers are permitted to participate on the same terms as other employees.

FISCAL 1996 CEO COMPENSATION

         The Company had one Chief Executive Officer during fiscal 1996. Chriss
W. Street was appointed Interim CEO on May 6, 1994 and was appointed CEO on June 21, 1994. On August 25, 1994, Mr. Street was also appointed President of the Company. In view of Mr. Street's prior and continuing commitment to his investment banking firm, the Board has allowed him to divide his time between the Company and his firm. This report discusses the principles applicable to CEO compensation generally as well as specific considerations relating to the compensation awarded Mr. Street.

         The description of the Committee's past practice and future plans regarding the components of executive compensation set forth in the section of this report entitled "Executive Compensation Philosophy" as well as those additional factors discussed herein, apply equally to CEO compensation. The Committee evaluates the CEO's skills, knowledge and experience and subjectively relates these factors to his or her compensation.

         The Compensation Committee reviewed the current business and financial position of the Company and the evolution of such business and financial position over fiscal 1996. As part of this review, and particularly in connection with its review and recommendations concerning the compensation for Mr. Street, the Compensation Committee gave particular consideration to the challenges that have faced the Company and how those challenges were met under the executive leadership of Mr. Street. The Compensation Committee further considered the accomplishments of the Company and the Company's plan of operations as submitted to it by senior management. The Compensation Committee gave due weight to, and considered the preservation of value for the Company's shareholders, as well as an overall and continuing goal of increasing shareholder value. Among the many factors that Mr. Street had been responsible for was the successful conclusion of the Company's settlement with the Internal Revenue Service; the raising of debt and equity financing at times that were critical to the Company's continued viability; and the repositioning of one of the Company's subsidiaries to become a major participant in managed care aspects of the healthcare industry. It was in the context of the foregoing that the Compensation Committee recommended a program pursuant to which due recognition should be given to the leadership efforts and accomplishments of Mr. Street. At the same time, the Compensation Committee wanted some achievement of recognizable events that would contribute to additional shareholder value. The Compensation Committee therefore recommended that Mr. Street be awarded 100,000 shares of the Company's Common Stock, subject to vesting over a 20 year period of time. The minimum of 5,000 shares to vest each year was thought to be a fair measure of recognition of the past contributions made by Mr. Street to the Company. Providing for events by which such shares may vest at an accelerated rate by reason of increased net pre-tax profit of the Company, the accomplishment of a meaningful acquisition event, or the increase in the market value of the Company's securities over the market value for the preceding year, were thought to be objective events which also tied to creating or maintaining shareholder value. In the event that Mr. Street were to voluntarily terminate his association with the Company, he would likewise forfeit the remaining unvested portion of his restricted shares. This would prevent an unintended windfall under such circumstances. The Restricted Share Grant is consistent with the goals and objectives of senior management and the executive compensation philosophy as herein described. See "Contracts with Executives" for further information with respect to Mr. Street's employment agreement with the Company.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

         Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1.0 million per executive officer. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1.0 million base. The Board of Directors has determined that no portion of anticipated compensation payable to any executive officer in 1996 would be non-deductible. The Board of Directors will continue to address this issue when formulating compensation arrangements for executive officers, but believes that the deductibility of officer compensation in excess of the $1.0 million threshold is not likely to be an issue for the Company to address in the foreseeable future.


                     SUBMITTED BY THE COMPENSATION COMMITTEE
           OF THE BOARD OF DIRECTORS OF COMPREHENSIVE CARE CORPORATION


William H. Boucher            W. James Nicol           J. Marvin Feigenbaum


                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, recommendations and administrative decisions regarding the compensation of the Company's executives were made by the Compensation Committee of the Board of Directors, which is currently comprised entirely of persons who are not officers or employees of the Company. Mr. Nicol, who served as a director of the Company and a member of the Compensation Committee during fiscal 1996, served as President of the Company from October 1989 until August 1990 and as an Executive Vice President of the Company and in other senior management positions from 1973 through June 1989.

         Mr. Street is a director of the Company and serves on the stock option committee of the board of directors of Nu-Tech Bio-Med, Inc. Mr. Feigenbaum, the Company's Vice-Chairman and also the Chairman of the Compensation Committee, is also the chairman of Nu-Tech Bio-Med, Inc.


PERFORMANCE GRAPH

         The following is a line graph comparing the Company's total stockholder returns to those of The New York Stock Exchange Composite Index, a Comparable Company Index (including the Company, Community Psychiatric Centers, Magellan Health Services, PMR Corporation and Ramsay Health Care Inc.) for each year in the period from June 1, 1991 and ended May 31, 1996. Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index was $100 and that all dividends were reinvested.

                                    [GRAPH]








                      ASSUMES $100 INVESTED ON JUNE 1, 1991
                          ASSUMES DIVIDENDS REINVESTED
                      FIVE FISCAL YEARS ENDED MAY 31, 1996

                        MAY 1991        MAY 1992        MAY 1993        MAY 1994       MAY 1995        MAY 1996
                        --------        --------        --------        --------       --------        --------
CompCare                   100.00           54.17           22.92           18.75           23.75          30.83
Comparable Co. Index       100.00           32.27           29.47           44.06           33.94          35.52
NYSE Composite             100.00          110.52          123.35          130.51          150.01         166.27

EXECUTIVE COMPENSATION

         This section of the proxy statement discloses the compensation earned by the Company's Chief Executive Officer and its other executive officers whose total salary and bonus for fiscal 1996 exceeded $100,000 (together, these persons are sometimes referred to as the "named executives").

                      TABLE I - SUMMARY COMPENSATION TABLE

                                                                                ANNUAL COMPENSATION

                                                                                                     OTHER
                                                                                                    ANNUAL
                                                  FISCAL          SALARY             BONUS       COMPENSATION
NAME AND POSITION                                  YEAR             ($)               ($)             ($)
-----------------                                  ----             ---               ---             ---
Chriss W. Street (1)                                1996          207,324(2)             0           9,225
  Chairman, President and Chief                     1995          153,711                0               0
  Executive Officer                                 1994           10,424                0               0

Ronald G. Hersch (3)                                1996          141,000                0          30,639(4)
  Vice President-Strategic                          1995          102,635                0               0
  Planning & Business Development

Drew Q. Miller (5)                                  1996          141,491            7,946               0
  Senior Vice President and                         1995           68,999(6)             0               0
  Chief Operating Officer

Kerri Ruppert                                       1996          116,554           26,453               0
  Senior Vice President, Chief                      1995          122,493                0               0
  Financial Officer and                             1994          116,273                0               0
  Secretary/Treasurer



                                                    LONG-TERM COMPENSATION
                                                         SECURITIES
                                     RESTRICTED          UNDERLYING          LONG-TERM         ALL
                                       STOCK              OPTIONS/           INCENTIVE        OTHER
                                       AWARDS               SARS              PAYOUTS     COMPENSATION
NAME AND POSITION                       ($)                 (#)                ($)            ($)
-----------------                       ---                 ---                ---            ---
Chriss W. Street (1)                    47,438            100,000               0          1,495(7)
  Chairman, President and Chief              0            150,000               0              0
  Executive Officer

Ronald G. Hersch (3)                    46,750             20,000               0            928(7)
  Vice President-Strategic                   0             21,500               0              0
  Planning & Business Development

Drew Q. Miller (5)                           0             20,000               0          1,003(7)
  Senior Vice President and                  0             20,000               0              0
  Chief Operating Officer

Kerri Ruppert                                              17,500               0            837(7)
  Senior Vice President, Chief               0             19,000               0            970(7)
  Financial Officer and                      0                  0               0            549(7)
  Secretary/Treasurer                        0

(1) Mr. Street was named Interim Chief Executive Officer of the Company effective May 10, 1994 following the resignation of his predecessor, and was appointed Chief Executive Officer of the Company on June 21, 1994. Accordingly, amounts shown for fiscal 1994 for Mr. Street only reflect compensation that he earned from May 6, 1994 through the end of fiscal 1994.

(2) Does not include car allowances of $5,500 paid by the Company and in accordance with Mr. Street's employment agreement.

(3) Dr. Hersch was employed by the Company on August 17, 1995. Accordingly, amounts shown for Dr. Hersch only reflect compensation that he earned from his date of hire through the end of fiscal 1995.

(4) Represents amounts paid by the Company to Dr. Hersch pertaining to his relocation to Tampa, Florida.

(5) Mr. Miller was employed on November 1, 1994. Accordingly, amounts shown for fiscal 1995 for Mr. Miller only reflect compensation that he earned from November 1, 1994 to the end of fiscal 1995.

(6) Does not include amounts paid by the Company for the purchase of certain assets of Alternative Psychiatric Centers, Inc. ("APC") from Mr. Miller, President and sole shareholder of APC. Such purchase price was $50,000 and included the assumption by the Company of certain operating leases.

(7) Represents amounts contributed by the Company to the indicated person's 401(k) Plan account.

                     TABLE II - OPTIONS HELD AT MAY 31, 1996

         The following tables present information regarding the number of unexercised options held by the Company's named executives at May 31, 1996. None of the Company's named executives exercised options for any shares of the Company's Common Stock in fiscal 1996, nor were any stock appreciation rights granted or held by such persons during fiscal 1996.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                        % OF TOTAL
                                          OPTIONS
                                        GRANTED TO       EXERCISE                          GRANT DATE
                          OPTIONS      EMPLOYEES IN      PRICE PER       EXPIRATION          PRESENT
NAME                      GRANTED       FISCAL YEAR        SHARE            DATE            VALUE(1)
----                      -------       -----------        -----            ----            --------
Chriss W. Street(2)        100,000           44%           $ 8.50             1/1/15          $ 4.775
Ronald G. Hersch(3)          5,500            2              8.50           11/14/05            5.183
                            20,000            9             7.875            7/17/05            5.248
Drew Q. Miller(4)           20,000            9             7.875            7/17/05            5.248
Kerri Ruppert(5)            12,500            5             7.875            7/17/05            5.248
                             5,000            2             7.875            5/01/06            5.248
                           -------
                           163,000


(1) Black-Scholes option pricing method has been used to calculate present value as of date of grant. The present value as of the date of grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, stock price volatility and dividend yield. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend upon the market price of the common stock on the date of exercise.

(2) Includes 100,000 options under a restricted stock grant under the 1995 Incentive Plan (the "1995 Plan").

(3) Includes 5,500 options granted under a restricted stock grant in the 1995 Plan and 20,000 options granted under the 1988 Incentive Stock Option Plan ("ISO Plan") and Non-statutory Plan ("NSO Plan").

(4)      Includes 20,000 options granted under the ISO/NSO Plans.

(5)      Includes 17,500 options granted under the ISO/NSO Plans.

                     AGGREGATED FISCAL YEAR-END OPTION VALUE

                                                                       VALUE OF
                                       NUMBER OF                      UNEXERCISED
                                      UNEXERCISED                    IN-THE-MONEY
                                      OPTIONS AT                      OPTIONS AT
                                  FISCAL YEAR-END(1)              FISCAL YEAR-END(2)
                                     EXERCISABLE/                    EXERCISABLE/
NAME                                 UNEXERCISABLE                   UNEXERCISABLE
----                                 -------------                   -------------
Chriss W. Street (3)                   65,000/135,000                $148,750/$71,250
Ronald G. Hersch                        33,667/13,333                    48,001/9,996
Drew Q. Miller                               40,000/0                        80,000/0
Kerri Ruppert                           28,000/10,000                   45,628/30,000


(1) The numbers of options granted prior to October 21, 1994, have been adjusted for the ten-for-one reverse stock split which was effective October 21, 1994.

(2) Calculated on the basis of the closing sale price per share for the Company's Common Stock on the New York Stock Exchange of $9.25 on May 31, 1996. Value was calculated on the basis of the difference between the option exercise price and $9.25 multiplied by the number of shares of Common Stock underlying the respective options.

(3) Exercisable options includes options for 40,000 and 20,000 shares granted in the Company's 1988 Incentive Stock Option and Non-statutory Plans at $6.25 and $8.00 per share, respectively. Such options vest on March 7, 1995 and 1996, respectively. Exercisable options also include 5,000 shares issued under a restricted stock grant in the 1995 Incentive Plan at $8.50 per share. Unexercisable options include options for 20,000 shares in the Company's 1988 Incentive Stock Option Plan at $10.00 per share and vesting on March 7, 1997. Unexercisable options also include 95,000 shares issued under a restricted stock grant in the 1995 Incentive Plan at $8.50 per share and vesting over the next nineteen years.

CONTRACTS WITH EXECUTIVES

         The Company is party to an amended and restated employment agreement with Mr. Street that has a term expiring on December 31, 1998. Mr. Street's employment agreement as amended on November 1, 1995 provides for a salary at the rate of $250,000 per annum. In addition, Mr. Street is provided with health insurance and other benefits and a policy of life insurance. He also receives an auto allowance of $500 per month and reimbursement for expenses incurred on behalf of the Company and in connection with the performance of his duties. The agreement obligates the Company to use its best efforts to cause Mr. Street to continue to be elected as a Class II director, and as Chairman of its Board of Directors. The agreement provides that the Company procure Directors and Officers Liability Insurance in an amount not less than $1.0 million. Mr. Street's employment agreement provides that in the event of a change of control of the Company as defined, Mr. Street will be paid for the remainder of the unexpired term of his agreement plus two times the sum of Mr. Street's then prevailing base salary.

         Furthermore, in connection with the Company's indemnification program for executive officers and directors, Messrs. Street, Feigenbaum, Boucher and Nicol and Ms. Ruppert, as well as three former directors and two former executive officers, are entitled to indemnification and are beneficiaries of the directors and officers indemnification trust (as described below). The Company's Directors and Officers Trust Agreement dated February 27, 1995 (the "Trust Agreement"), provides for the establishment of a trust (the "Trust") with a minimum three-year term to provide a source for certain payments required to be made under the indemnification agreements (each an "Indemnification Agreement"), between the Company and certain of its officers and members of the Board of Directors of the Company (each an "Indemnitee") granted for the purpose of indemnifying each to the maximum extent permitted by law and such Indemnification Agreements from and against any investigation, claim, action, suit or proceeding against them or involving them relating to or arising from acts taken or refrained from being taken in any capacity on behalf of the Company or while serving in an official capacity.

         The Company considers it desirable to provide each Indemnitee with specified assurances that the Company can and will honor the Company's obligations under the Indemnification Agreements, including a policy of insurance to provide for directors and officers liability coverage and in transfer of $250,000 cash to the Trustee in an amount intended to provide for future insurance deductibles. For the converting of their Insurance Policy or Policies, which are held by the Company, the Trust Fund is held by a Trustee separate and apart from other assets of the Company. The Trust is irrevocable by the Company, but automatically shall terminate when all assets of the Trust Fund have been distributed. Termination of the Trust shall not relieve the Company of its remaining liabilities and obligations under each Indemnification Agreement. The capitalized terms below have the meanings given to them in the Trust Agreement.

         Upon written demand for payment by the person designated in the Trust Agreement as Beneficiary Representative accompanied by a "Notice of Qualification" (as defined below), the Trustee shall pay the person designated in the Trust Agreement to administer the payments to the amounts of Indemnitees ("Underwriter") an amount not greater than the balance, if any, of the specified bookkeeping account ("Account") recorded by the Trustee for each Indemnitee. A "Notice of Qualification" is a written statement by the Beneficiary Representative which (i) states the date and action on which the policyholder is obligated to Indemnitee(s) under the terms of the Indemnification Agreement,
(ii) certifies that, pursuant to the terms of the Indemnification Agreement, the Indemnitees are entitled to payment thereunder as a result of the investigation, claim, action, suit or proceeding, and (iii) states the amount of the payment to which the Underwriter is entitled. Upon the receipt of a demand, the Trustee promptly shall inform the Company of such receipt by courier delivery to the Company of written notice thereof. Subject to any contrary order issued by a court of competent jurisdiction, a payment made pursuant to this Section may be made without the approval or direction of the Company, and shall be made despite any direction to the contrary by the Company. Prior to the time, amounts are to be paid to the Underwriter or his designee from the Trust Fund as described above, Indemnitees have no preferred claim or beneficial ownership interest in trust funds, and their rights are merely unsecured contractual rights.

         As soon as practicable after all Accounts have filed a demand for and received payment in the manner described above, or, if earlier, upon the expiration of three (3) calendar years from the date the Trust Agreement is entered into, the Trustee shall pay to the Company all amounts then held in the Trust Fund; provided that, if any payment from the Trust to the Beneficiary Representative or the Underwriter or his designee who has filed a demand in the manner described above is being contested or litigated, and payment from the Trust is delayed under the terms of this Agreement or at the direction of a court of competent jurisdiction beyond the expiration of the three (3) year period specified above, payment to the Company shall be delayed until the proper disposition of the payment to the Indemnitee has been determined. If the Company and the Beneficiary Representative each certify to the Trustee that the Company's obligations to make lump sum payments under the Indemnification Agreement have been satisfied or are no longer required to be maintained by the Trust, the Trustee shall repay to the Company all monies then held in the Trust Fund.

         See "TABLE II - OPTIONS HELD AT MAY 31, 1996." See the description of the Restricted Shares granted to Mr. Street.

EXECUTIVE TERMINATION AGREEMENTS

         For information related to the termination benefits for Mr. Street, see the description of the amended and restated employment agreement and Restricted Shares with Mr. Street under "Contracts with Executives".

         See "TABLE II - OPTIONS HELD AT MAY 31, 1996." See the description of the Restricted Shares granted to Mr. Street.

CERTAIN TRANSACTIONS

         Mr. Rudy R. Miller served as a director of the Company and Chairman of the Audit Committee for five and one-half months of fiscal 1996 until his resignation on November 15, 1995. During such time and through December 31, 1995, the Company had engaged The Miller Group, of which Mr. Rudy Miller was a principal, to provide investor relations services at a monthly rate of $5,500 (exclusive of out-of-pocket expenses).

         The Company has from time to time engaged and compensated firms for the purpose of advising, structuring and negotiating the private placement of securities. During fiscal 1995, the Company's Board of Directors approved the payment to Chriss Street & Co., an investment banking firm affiliated and controlled by Chriss W. Street, the Company's Chairman, President and Chief Executive Officer, of fees aggregating $100,000 based upon its determination that the amount of the investment banking fees charged were reasonable and on terms at least as favorable as the terms available from other professionals rendering such services. The Audit Committee reviewed the fees submitted by Chriss Street & Company and the Chairman recommended approval of the fees based upon an independent investment banking firm's opinion that the fees were standard market rate for the transaction.

         On February 1, 1995, the Company purchased certain assets of Alternative Psychiatric Centers, Inc. ("APC"), a behavioral medicine contract management company based in Southern California from Drew Q. Miller. APC had two operating locations with three contract units offering inpatient and partial hospitalization services. The addition of these APC contracts contributed 11% of CareUnit's total operating revenues during fiscal 1995 although these contracts were owned by the Company for only four months during fiscal 1995.


                              INDEPENDENT AUDITORS

          Ernst & Young LLP ("Ernst & Young") initially became engaged as the Company's independent auditors for fiscal year 1995. Ernst & Young have performed the audit of the consolidated financial statements of the Company and its subsidiaries for the years ended May 31, 1995 and 1996, and have been selected to perform the audit for the year ended May 31, 1997. Prior to the year ended May 31, 1995, Arthur Andersen LLP ("Arthur Andersen") had been the independent public accountants for the Company. The following information was reported by the Company on a current report on Form 8-K dated May 22, 1995:

         As noted, Arthur Andersen had been the principal independent public accountants of the financial statements for the Company with respect to the years ended May 31, 1993 and 1994. On May 22, 1995, that firm advised the Company that the Company did not meet Arthur Andersen's client profile. In connection with the audits of the fiscal years ended May 31, 1993 and May 31, 1994, and the subsequent interim period through the date of resignation (the "Period"), there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their audit reports to the subject matter of the disagreement.

         The audit report of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal year ended May 31, 1994, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than that such auditors' report contained the following explanatory paragraph stating that:

                 "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred significant recurring losses and negative cash flows from operations which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern."

         Auditors' reports must be included in certain 1933 and 1934 Act filings with the Securities and Exchange Commission, and a consent to use such report must be included in all 1933 Act filings. Arthur Andersen has given permission for the use of its 1994 audit report as filed in the Company's Form 10-K Annual Report, as amended, for the year ended May 31, 1996. Such reports from Arthur Andersen are not required to be utilized by the Company for fiscal years ending May 31, 1997, and thereafter.


                                  ANNUAL REPORT

         The 1996 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended May 31, 1996 and the Company's annual report on Form 10-K (without exhibits thereto), has been mailed with this proxy statement. The Company will provide copies of exhibits to the annual report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to the Secretary of the Company, 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625.


                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the 1996 Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Stockholder proposals to be submitted for inclusion in the 1997 proxy materials and consideration at the 1997 Annual Meeting of stockholders must be received by the Company not later than June 10, 1997. Such proposals should be directed to the Secretary of the Company, 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625.

                                       By Order of the Board of Directors,


                                       KERRI RUPPERT
                                       Secretary
October 30, 1996
Corona del Mar, California

                         COMPREHENSIVE CARE CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 10, 1996

    The undersigned hereby appoints Chriss W. Street and Kerri Ruppert, or either of them, proxies, with power of substitution, to vote the shares of common stock of Comprehensive Care Corporation which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders on December 10, 1996, and any adjournment thereof, as follows:

1. Proposal 1: Election of Director:
  [ ]  FOR the election as director the following:
  Class II: Nominee for a 3-year term expiring in 1999:
                                                      Chriss W. Street

  [ ]  WITHHOLD AUTHORITY to elect the nominee listed above.

   (Instructions: To cumulate your votes (you are entitled to as many votes as equals the number of shares you hold, multiplied by the number of directors to be elected), indicate on the line below, the name(s) of the nominee(s) and the number of votes to be cast in his, her or their favor. You may cast all your votes for a single nominee, or you may distribute them among any two or more of them, as you see fit. Unless you indicate otherwise in the space below, the designated proxies are authorized to distribute your votes in their discretion so as to elect by cumulative voting the maximum number of the above nominees, whose names are not lined out. Insofar as only one director is to be elected as a Class II director, there would be no effective application of cumulative voting provisions.)

            (Continued and to be signed and dated on the other side.)

                          (Continued from other side)

2. With discretionary power in the transaction of such other business as may properly come before the Annual Meeting.

    THIS PROXY, PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE IN PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 1996 ANNUAL MEETING.

                                                  Dated:                 , 1996.
                                                         ----------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature (if held jointly)
                                                  Title or authority (if
                                                  applicable)

                                                  NOTE: Please sign exactly as
                                                  name appears hereon. If shares
                                                  are registered in more than
                                                  one name, the signature of all
                                                  persons are required. A
                                                  corporation should sign in its
                                                  full corporate name by a duly
                                                  authorized officer, stating
                                                  his or her title. Trustees,
                                                  guardians, executors and
                                                  administrators should sign in
                                                  their official capacity,
                                                  giving their full title as
                                                  such. If a partnership, please
                                                  sign in the partnership name
                                                  by an authorized person.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY,
                            USING THE ENCLOSED ENVELOPE.
         NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.